Exhibit 4.2

PACCAR Financial Corp.

Officers’ Certificate

Reference is made to the indenture dated as of November 20, 2009 (the “Indenture”) between PACCAR Financial Corp. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used herein which are defined in the Indenture shall have the same meaning herein as in the Indenture. References herein to Section numbers are to sections of the Indenture.

The undersigned, C. R. Gryniewicz, President, and M. R. Beers, Assistant Secretary, of the Company, make this Officers’ Certificate for the purpose of setting forth the terms of a series of Securities pursuant to the provisions of Section 301 and setting forth the forms thereof pursuant to the provisions of Section 201, all in accordance with resolutions (the “Resolutions”) adopted by the Board of Directors of the Company. A copy of the Resolutions appropriately certified as Board Resolutions is being delivered to the Trustee concurrently herewith. The Notes (as such series of Securities is referred to herein) are to be sold pursuant to a distribution agreement (the “Distribution Agreement”) and the administrative procedures (the “Administrative Procedures”) pursuant thereto entered into on the date hereof between the Company and each of MUFG Securities Americas Inc., BofA Securities, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as agents.

Each of the undersigned hereby certifies that:

a. He has read the Indenture, including the conditions, covenants, and definitions therein, and other records and documents of the Company, and has made such examination and investigation as in his opinion is necessary to enable him to express an informed opinion as to the matters herein stated.

b. All conditions and covenants provided for in the Indenture relating to the establishment and authentication from time to time of the Notes and the forms thereof have, in his opinion, been complied with.

c. The terms of the Securities are as follows:

(1) The title of the series shall be “Medium-Term Notes, Series Q” (the “Notes”);

(2) The maximum aggregate principal amount (at time of issue) of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, or 1107 of the Indenture) shall initially be limited to $7,500,000,000 pursuant to the Resolutions, and such additional amounts of such Notes as may be further authorized by the Board of Directors from time to time, or the equivalent at the time of issuance in foreign currency, with Notes denominated in U.S. dollars to be issued in denominations of $1,000 or any integral multiple of $1,000 (unless otherwise specified in the applicable pricing supplement) and Notes denominated in any other currency to be issued in such denominations as shall be approved by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture;

(3) The date on which the principal amount of a particular Note shall be payable, which date shall be nine months or more after the date of issuance, shall be determined by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture;

(4) The rate or rates at which a particular Note shall bear interest or the manner of determining such rate or rates (subject to the limitations set forth in the general borrowing resolution of the Board of Directors adopted June 1, 2014, as such may be amended or superseded from time to time (the “General Borrowing Resolution”)), the date or dates from which such interest shall accrue or the manner of determining such date or dates, and the record and payment dates (if any) for the payment of interest shall be established by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture;

(5) The principal amount of and interest at maturity on the certificated Notes shall be payable at the corporate trust office of the Paying Agent (as defined in the Indenture) in New York City, New York and payment of interest other than interest payable at maturity will be made by check mailed to the address of the person entitled thereto at such address as appears in the Security Register (as defined in the Indenture) for the Notes or, in circumstances specified in the prospectus supplement for the Notes, by wire transfer. In the case of global Notes, payments of principal, premium and interest, if any, will be made to the Depositary (as defined in the Indenture), as the holder of Book-Entry Notes, in immediately available funds;

(6) The terms and conditions, if any, upon which a particular Note may be redeemed at the option of the Company or repaid at the option of the Note holder prior to maturity, including, without limitation, the period or periods within which, and the prices or prices at which, such Note may be redeemed in whole or in part shall be determined by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture;

(7) The indebtedness represented by the Notes may be satisfied and discharged by the Company at any time upon compliance with the provisions of Section 401 of the Indenture, provided that the provisions of Section 401(4) of the Indenture shall apply to the extent the Notes are payable in U.S. dollars only;

(8) A particular Note shall be issued in the form of a global Note for which the Depositary shall be The Depository Trust Company, if issuance in such form is approved by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture; if issuance in such form is not so approved and specified, such Note shall be issued in certificated form. A global Note shall be exchangeable for certificated Notes in accordance with the provisions of Section 305 of the Indenture and the applicable Note. Interest payable on a global Note on any interest payment date shall be paid to the Depositary, as the holder of the global Note, on such date in immediately available funds;

(9) The principal amount of (and premium, if any) and interest on a particular Note shall be payable in such coin or currency as shall be approved by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture; if no such coin or currency is so approved and specified, such principal of (and premium, if any) and interest on such Note shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

(10) The principal of (and premium, if any) and interest on a particular Note shall be payable in coin or currency other than that in which such Note is stated to be payable, at the election of the holder or the Company made within such period or periods and upon such terms and conditions as shall be approved by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture; if no such period or periods and terms and conditions are so approved and specified, such Note shall be payable in the coin or currency in which such Note is stated to be payable;

(11) The principal amount of a particular Note and the date of issuance, discount to be allowed on the purchase thereof (if any) and other terms relating to such Note (subject to the limitations set forth in the General Borrowing Resolution) shall be established by the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer and specified to the Trustee in accordance with the Indenture;

(12) The Bank of New York Mellon is hereby appointed Paying Agent, Calculation Agent and Security Registrar (each as defined in the Indenture) with respect to the Notes pursuant to a Paying Agency Agreement substantially in the form attached hereto as Exhibit A; and each of the Chief Executive Officer, the Principal Financial Officer, the President, or any person authorized in writing by the Chief Executive Officer is authorized to appoint a different Paying Agent, Calculation Agent and/or Security Registrar as he/she deems appropriate;

(13) The Trustee’s appointment of The Bank of New York Mellon as Authenticating Agent for the Notes is acceptable to the Company;

(14) Section 501(7) of the Indenture is amended and restated in its entirety for purposes of the Notes as follows:

“(7) a default under any mortgage, indenture (including this Indenture) or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in an aggregate principal amount exceeding $100,000,000 (except that such dollar amount shall not apply with respect to a default with respect to Securities of any series), becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or such indebtedness having been discharged within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; provided, however, that subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or” and

(14) The Notes shall be substantially in the forms attached hereto as Exhibit B and Exhibit C and such forms have been approved by the Board of Directors.

IN WITNESS WHEREOF, the undersigned officers of PACCAR Financial Corp. have executed this Officers’ Certificate as of November 1, 2021.

C. R. Gryniewicz
President

M. R. Beers
Assistant Secretary